                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                QUADRATECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                QUADRATECH, INC.
                              126 West Maple Avenue
                           Monrovia, California 910l6



               NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                           TO BE HELD OCTOBER 30, 1998





TO:      THE SHAREHOLDERS OF
         QUADRATECH, INC.


         This Special Meeting in lieu of the Annual Meeting of the shareholders of Quadratech, Inc., a Nevada corporation (hereinafter referred to as the "Company") will be held on October 30, 1998, at the Monrovia Community Center, 119 West Palm Avenue, Monrovia, California 91016 at 11:00 o'clock a.m. for the purpose of con sidering and acting upon the following matters:

         1.       To elect nine (9) members to the Board of Directors.

         2. To consider and act upon any other matter which may properly come before the meeting, or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on September 15, 1998, as the record date for determination of share holders entitled to notice of, and to vote at, the Special Meeting, and only shareholders of record at such time and date are entitled to notice of, and to vote at, said meeting. The transfer books of the Company will not be closed.

         If you cannot be present in person, please date, sign and return the enclosed Proxy. For your convenience, there is an enclosed return envelope for use in returning your Proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             PERRY COPE
September __, 1998                           President
Monrovia, California

IMPORTANT: Whether or not you plan to attend the meeting, please complete, sign and promptly return the enclosed Proxy in the return envelope provided for that purpose. If you receive more than one Proxy because you own shares registered in different names or addresses, each Proxy should be completed and returned. If you attend the meeting, you may withdraw your Proxy and vote in person if you wish.

                                QUADRATECH, INC.
                              126 West Maple Avenue
                           Monrovia, California 910l6



                                 PROXY STATEMENT


            Special Meeting in Lieu of Annual Meeting of Shareholders
                           To Be Held October 30, 1998


SOLICITATION OF PROXIES

         The enclosed Proxy is solicited by the Management of Quadratech, Inc., a Nevada corporation (hereinafter referred to as the "Company") for use at a Special Meeting in lieu of the Annual Meeting of shareholders scheduled to be held on October 30, 1998 at the Monrovia Community Center, 119 West Palm Avenue, Monrovia, California 91016, at 11:00 o'clock a.m., and at any and all adjournments thereof.

         Shares represented by properly executed proxies received in time for the meeting will be voted in the manner set forth herein. The proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. Unless revoked, the proxy will be voted as specified. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

         The cost of this solicitation will be borne by the Company and the solicitation will commence on or about September __, 1998. Solicitations will be by mail, except in addition, solicitations may be made by telephone, or telegraph by officers or by regular employees of the Company who may request brokerage houses and other custodians, nominees and fiduciaries to either (1) forward proxy soliciting material to the beneficial owners of the shares held of record by such persons, or (2) provide the Company with an appro priate list of names, addresses and holdings of the beneficial owners of shares and appropriate authorization, in which case the Company will forward soliciting materials directly to the benefi cial owners. Such officers and employees will not be additionally compensated.

THE COMPANY

         Quadratech, Inc. was incorporated on February 4, 1984 under the laws of the State of Utah (the "Company"). On March 19, 1990, the Company changed its domicile from Utah to the State of Nevada. Until August 1993 the Company had no operations (former management had attempted transactions to acquire assets for business development). In 1993, the Company entered into an agreement and plan of reorganization with OSA, Inc. The shareholders of OSA, Inc.


                                       1.

received 5,500,000 shares of the Company's stock, representing 60% of the outstanding shares, in exchange for all of the issued and outstanding shares of OSA, Inc. stock. The present business of the Company is a continuation of OSA, Inc.'s business.

         OSA, Inc. was incorporated in 1991, under the laws of the State of California. Its shareholders were Maria Comfort, Ed V. Lunenschloss, William Snyder, Michael Montgomery and John Sullivan. OSA, Inc. was formed to act as a distribution company for oil absorbent products. Dissatisfaction with such products led to the development and invention by Maria Comfort and Ed V. Lunenschloss of the Company's oil absorbent material, a patented product.

         The Company is deemed to be a developer and manufacturer of waste-to-energy and other environmentally accepted products. The Company has five product lines:

         A. OIL ABSORBENT MATERIALS AND ALTERNATIVE-ENERGY PRODUCTS. The Company obtained by assignment from Ed V. Lunenschloss U. S. Patent No. 5,248,391 issued on September 28, 1993 for its oil absorbent material and currently has the rights/an unrestricted license as an oil-spill cleanup agent, in accordance with Title 23, Division 3, Chapter 10, of the California Code of Regulations. The Company believes that there are other licensed competitors whose products may be used on a restricted basis, i.e., their products, unlike the Company's cannot be deployed or used in free form in open waterways.

         B. FLOOR SWEEPS. The Company's floor sweep products absorb and retrieve spilled oil and waste water from airplanes (jet fuel), gasoline stations (gas and diesel), machine shops, barge floors, repair shops and caustic acids, such as battery electrolytes, chromium acid and sulfuric acid.

         C. PET LITTER. Flush-It(TM) Pet Litter, made from recycled paper, primarily for the feline market, is more absorbent than clay, silica, and diatomaceous earth. It can be flushed down the toilet, and it helps in cleaning sludge build-up, with its oil and grease absorbency. It is deemed by the Company to be environ mentally friendly, biodegradable, with excellent odor control and minimum tracking. Stable Mate, made from recycled paper, is a biodegradable, odor controllable absorbent utilized primarily for horse bedding or other animal uses. The Company's initial testing of the product indicates that it has no adverse health impact on animals. The Company has commenced marketing this product directly to horse owners and to entities who board, either permanently or temporarily (horse racing tracks) and/or transfer animals and to distributors.

         D. B4TK DISINFECTING SANITIZER. B4tk is a bacteria and virus killing product, applicable to agricultural animals, that is sprayed in animal stalls, pens and on animal bedding.



                                       2.

         E. ACID ABSORBENT. A battery acid floor sweep-absorbent also made from recycled paper, is capable of neutralizing caustic acids such as battery electrolytes, chromium acid, and sulphuric acid. Upon absorption the sweep may be discarded as a non-hazardous product.

OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with the provisions of the By-Laws of the Company, the Board of Directors has fixed the close of business on September 15, 1998, as the record date for the determination of shareholders entitled to notice of the Special Meeting and only shareholders of record on that date will be entitled to vote thereat.

         As of the record date, the Company has 18,661,228 shares of its Common Stock issued and outstanding and each share is entitled to one (1) vote on all matters to be presented at the meeting.

PRINCIPAL SHAREHOLDERS

         The following table sets forth as at September 15, 1998, certain information as to the common stock of the Company owned of record and/or beneficially by each person who is known to the Company to own more than five (5%) percent of the outstanding Common Stock, and by all officers and directors of the Company.

                                                                       APPROXIMATE
NAME AND ADDRESS                           AMOUNT BENEFICIALLY          PERCENT
    OF OWNER                              AND/OR OWNED OF RECORD        OF CLASS
----------------                          ----------------------       -----------
Maria Comfort                                1,001,176                    5.0%
Apt. #17
14411 Riverside Drive
Encino, California 91315

Perry Cope                                     201,000                    1.0%
1231 San Carlos Road
Monrovia, California 91016

Ted D. Kimbrough                               100,000                    ---
1933 Durango Avenue
Los Angeles, California 90034

Lilly V. Lee                                   100,000                    ---
4751 Wilshire Boulevard
Suite 207
Los Angeles, CA 90010

Michael Montgomery                             650,000                    3.5%
10501 Valley Blvd., #121
El Monte, California 91731

Peter Olson                                    100,000                    ---
521 N. Arden Drive
Beverly Hills, CA 90210

Craig Glen Robitaille                          100,000                    ---
21391 Dockside Circle
Huntington Street, CA 92646

William Snyder                               1,879,259                   10.1%
409 South Hindry
Inglewood, California 90301

Christopher Wiles                              260,000                    1.4%
23535 Windom Street
West Hills, California 91304


                                       3.

REMUNERATION OF DIRECTORS AND OFFICERS

         During fiscal years ended 1996 and 1997 the following payments were made:

                                                                           1996           1997
NAME                               POSITION                                    REMUNERATION
----                               --------                                -------------------

Perry Cope ..................      President and Chief                          -0-   $ 2,0001(1)
                                   Executive Officer

Maria Comfort ...............      Former President, and
                                   Chief Executive Officer                 $ 34,000   $ 17,560

Ed V. Lunenschloss(2) .......      Executive Vice
                                   President                               $ 26,000   $ 26,000

Darlene Foreman .............      OSA, Inc.
                                   Former Controller                       $ 42,800   $ 25,400

All Executive Officers
as a group ..................                                              $102,800   $ 68,960

-------------
(1) $6,000 had been paid in 1997 prior to Mr. Cope being named to the Board of Directors.

(2)    Deceased.


         No compensation is payable to Directors of the Company in connection with attendance at board meetings or otherwise, except as such Directors may also serve as compensated Officers of the Company. Each Director, at the time of acceptance to the Board of Directors, is granted the right to acquire 100,000 shares of Common Stock. At this time no other compensation has been scheduled for any other member of the Board of Directors.




                                       4.

         Future compensation of Officers will be determined by the Board of Directors based upon the financial condition and per formance of the Company, the financial requirements of the Company, and upon the individual performance of each Officer. The Board of Directors intends to ensure that the salaries paid to the Company's Officers and employees are reasonable and prudent and are based upon both the financial condition and performance of the Company and upon the performance of individual Officers.

         The Company presently does not have any annuity, pension, retirement, or other deferred compensation plans.

         As of September 15, 1998, options to purchase a total of 1,600,000 shares of Common Stock have been granted. All options expire on August 31, 2001. The following table shows certain information regarding all outstanding options granted:


                                                                                          EXERCISE
                                                                                          EXPIRATION
                                    NUMBER OF               EXERCISE                      DATES
NAME                                SECURITIES              PRICE(1)(2)                   AUGUST 31
----                                ----------              ----------                    ---------
Maria Comfort                       300,000                 $.10/$.25/$.50                1999-2000-2001
Perry Cope                          300,000                 $.10/$.25/$.50                1999-2000-2001
Ted D. Kimbrough                    100,000                 $.10/$.25/$.50                1999-2000-2001
Lilly V. Lee                        100,000                 $.10/$.25/$.50                1999-2000-2001
Michael Montgomery                  200,000                 $.10/$.25/$.50                1999-2000-2001
Peter Olson                         100,000                 $.10/$.25/$.50                1999-2000-2001
Craig Glen
  Robitaille                        100,000                 $.10/$.25/$.50                1999-2000-2001
William Snyder                      200,000                 $.10/$.25/$.50                1999-2000-2001
Ronald J. Stauber                   100,000                 $.10/$.25/$.50                1999-2000-2001
Christopher Wiles                   100,000                 $.10/$.25/$.50                1999-2000-2001

-------------------

(1)    No holder of any options have exercised their rights.

(2) As of September 15, 1998, the exercise price for each of the options heretofore granted exceeded the market price.



                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         It is proposed that nine (9) directors be elected at the Special Meeting, all to hold office for one (1) year and until the next annual shareholders' meeting or until their successors are duly elected and qualified. It is the intention of the persons named in the Proxy to vote for the election of the following nominees as directors of the Company.




                                       5.


NAME AND ADDRESS                       AGE     POSITION
----------------                       ---     --------

Perry Cope                             63      Director, President and
1231 San Carlos Road                           Chief Executive Officer
Arcadia, California 91016

Michael Montgomery                     62      Director and General
10501 Valley Blvd #121                         Counsel
El Monte, CA 91731

Ted D. Kimbrough                       63      Director and Secretary
1933 Durango Avenue
Los Angeles, California 90034

Lilly V. Lee                           68      Director and Treasurer
4751 Wilshire Boulevard
Suite 207
Los Angeles, CA 90010

Maria Comfort                          57      Director
Apt. #17
14411 Riverside Drive
Encino, California 91315

William Snyder                         73      Director
509 South Hindry
Inglewood, CA 90301

Christopher Wiles                      42      Director
23535 Windom Street
West Hills, CA 91304

Peter Olson                            56      Director
521 N. Arden Drive
Beverly Hills, CA 90210

Craig Glen Robitaille                  39      Director
21391 Dockside Circle
Huntington Street, CA 92646


         The directors of the Company are elected to serve for a one (1) year term and until the next annual shareholders' meeting or until their respective qualified successors are elected. Officers of the Company hold office at the discretion of the Board of Directors.

BACKGROUND OF OFFICERS AND DIRECTORS

         PERRY COPE received his Bachelor of Administration in Mar keting from the University of Houston, Texas and a Master of Business Administration Degree from the University of Southern California. Mr. Cope has over 35 years experience in marketing and executive management with North American Philips and Xerox Corporation. He was at Xerox for twenty-seven years where he served as Vice President of Marketing for Xerox Medical Systems, and was later Director of Sales and Service for Philips Medical, Ultrasound division. Mr. Cope founded Sea to Sea International Con sulting Company in 1991 and acted as a consultant to medical product manufacturers for six years. Mr. Cope joined the Board on November 1, 1997. In 1997 Mr. Cope became Chief Executive Officer of the Company and in August, 1998 was elected President.



                                       6.

         MICHAEL MONTGOMERY graduated from UCLA in 1960 with a Bachelor of Science degree in Finance, and received his Juris Doctor from the University of Southern California Law School in 1963. Mr. Mont gomery is admitted to the Bars of California, Florida, and Hawaii, and admitted to practice before the United States Supreme Court. Mr. Montgomery has been appointed to and served on federal, state, and local bar committees. Since 1964 he has been engaged in the practice of law, both in private practice as a solo practitioner and as corporate counsel for several corporations. Mr. Montgomery has acted as special counsel on over $1.5 billion of Municipal Bonds, including one $395 Million offering. Mr. Montgomery is a past State Chairman of the California Republican Party and was both the Mayor and Councilman of the City of South Pasadena for two terms. He is currently serving as legal counsel to several public agencies.

         TED D. KIMBROUGH received his Bachelor of Science in Education from Northern Illinois State University, his Master of Science in Education from California State University, Los Angeles, did Post graduate studies at Pepperdine University, University of California at Los Angeles and University of Southern California and an Honorary Juris Doctorate from the University of West Los Angeles. Mr. Kimbrough is the President and Owner of Multi-Kim & Associates, Inc. and the former Superintendent of Schools for the Sacramento Unified School District (1996-1997), Chicago Unified School District (1990-1993); Compton Unified School District (1982-1990). Previously, he had been employed by the Los Angeles Unified School District.

         LILLY V. LEE is Chairman of Lilly International, Inc. Ms. Lee's business activities include real estate investments, trade, trucking, retail, franchise consultant and strategic alliances with various sectors of businesses n the U.S.A. Australia, China, Hong Kong, Indonesia, Thailand and the Philippines. Ms. Lee is currently the Chairman of the World Trade Center association, Los Angeles Long Beach which is linked with other trade offices in 97 countries, and is the Chairman of Southern California Asian pacific American Legal Center, Executive Council. Ms. Lee is on the Executive Boards of Bank Plus Corporation and Fidelity Federal Bank and is a member of the Board of Directors of Gateway Investment Services, Inc.




                                       7.

         MARIA COMFORT holds an Associate of Science Degree in Fine Arts from Santa Barbara City College, Santa Barbara, CA., June 1975. She has an additional year of college credits from Santa Barbara and UCLA. Ms. Comfort began her career in 1968 as a para legal with Ashland Oil and Chemical Company, Columbus, Ohio. She helped to establish the Credit Card Division for Ashland Oil's main company in Ashland, Kentucky. She also worked with multimillion dollar acquisitions and sales contracts for Ashland's Chemical Company. She remained with Ashland until 1972. From 1972 until 1985 Ms. Comfort was self-employed as a personal manager in the entertainment industry. She managed young actors' and actresses' careers in television and film. From 1985 until 1990, Ms. Comfort worked for the George Williams and Associates Corporation of Los Angeles, CA in the capacity of Financial Manager. In late 1990, Ms. Comfort established OSA, Oil Scavenger Absorbent, Inc. She is its president. Ms. Comfort is a founder and former President and Chief Executive Officer of the Company.

         WILLIAM SNYDER is the founder and CEO of Caprice Engineering Company, which he established in 1972. Mr. Snyder started it as a supplier to the U.S. Government of miscellaneous aircraft spare parts. During his tenure, (since
1972) the firm increased its yearly sales from $100,000 to $3,000,000. His experience ranges from sales and inventory control through manufacturing and quality control, with emphasis on the day to day administration of a Government-controlled business. From 1968 to 1972, Mr. Snyder was sales manager of Sparkadyne Corporation, a military spare parts manufacturing company. From 1950 to 1967, Mr. Snyder was Purchas ing Supervisor at Rockwell Aviation, a supplier of aircraft and space equipment to the U.S. Government.

         CHRISTOPHER WILES received a Bachelor of Science degree in Accounting from San Francisco State University, California in 1978. From 1983 to 1988 he was National Sales Manager Teraco, Inc., a company engaged in the manufacture of promotional goods and from 1982 until 1993, was Vice President - Sales for Ocean Manufacturing Corporation, a company engaged in the manufacture of promotional products. From 1993 to the present Mr. Wiles has been engaged in the business of marketing promotional products under the name of CW Marketing & Promotional Services.

         PETER OLSON received his Bachelor of Science Degree at University of Utah and a Master of Business Administration Degree from Brigham Young University. For the past five years he has been the Chairman and Chief Executive Officer of Olson Farms, Inc., a business engaged in the production, processing and distribution of eggs in the Western United States. Mr. Olson also serves as a Chairman of the California Egg Commission and is past President of Pacific Egg & Poultry Association.

         CRAIG GLEN ROBITAILLE received his Bachelor of Science in Environmental and Occupational Health from Cal State University, Northridge, California. From 1981 through 1993, Mr. Robitaille was an executive with various southern California businesses involving quality control and facility and plant management. In 1993, he founded ACCU CHEM Conversion, Incorporated, a chemical handling and transportation company, with special emphasis on handling hazardous materials.






                                       8.

                                FINANCIAL MATTERS

         Financial information will be submitted at the meeting.


                                  OTHER MATTERS

         Management knows other matters are likely to come before the Special Meeting of shareholders. If any matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy would vote such Proxy in accordance with their best judgment on such matters and will be entitled to exercise their discretion with respect to any such vote.


                             SHAREHOLDERS PROPOSALS

         In order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the Company's Annual Meeting to be held in April 18, 1999, proposals by shareholders intended to be presented at such Annual Meeting must be received by the Company no later than February 28, 1999.



                                            BY ORDER OF THE BOARD OF DIRECTORS


September __, 1998                          PERRY COPE
                                            President




                                       9.

                                QUADRATECH, INC.
                              126 West Maple Avenue
                           Monrovia, California 91016


                                      PROXY



THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints Perry Cope and Maria Comfort, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Quadratech, Inc., held of record by the undersigned on September 15, 1998, at the Special Meeting in lieu of the Annual Meeting of the Shareholders to be held on October 30, 1998, at 119 West Palm Avenue, Monrovia, California 91016 at 11:00 a.m., local time, and any adjournment thereof.

         1. To elect a Board of Directors consisting of the following nominees:


For /  /           Withhold Authority /  /    PERRY COPE

For /  /           Withhold Authority /  /    MICHAEL MONTGOMERY

For /  /           Withhold Authority /  /    TED D. KIMBROUGH

For /  /           Withhold Authority /  /    LILLY V. LEE

For /  /           Withhold Authority /  /    MARIA COMFORT

For /  /           Withhold Authority /  /    WILLIAM SNYDER

For /  /           Withhold Authority /  /    CHRISTOPHER WILES

For /  /           Withhold Authority /  /    PETER OLSON

For /  /           Withhold Authority /  /    CRAIG GLEN ROBITAILLE


         2. For any other matter which may be properly be introduced at the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

         Please sign exactly as your name appears on the address of this envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executors, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by autho rized person.



DATED:  ___________, 1998

                                                  ------------------------------






PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY,
USING THE ENCLOSED ENVELOPE.